For the fiscal year ended (a) 6/30/02
File number (c) 811-2992

	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
South Broward Hospital

2.	Date of Purchase
  2/8/02

3.	Number of Securities Purchased
  41,000

4.	Dollar Amount of Purchase
  $4,100,000

5.	Price Per Unit
  $100.000

6.	Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
  Salomon Smith Barney

7.	Other Members of the Underwriting Syndicate

Saloman Smith Barney
Prudential Securities Incorporated
The Chapman Company
UBS Paine Webber Inc.